Item 77 Q1

An Amendment, dated May 1, 2012, was made to the January 2, 2008 Amended and Restated Investment Management Services Agreement between CREF and TIAA-CREF Investment Management LLC. This Amendment is incorporated herein by reference, filed with PEA #46 to the CREF Registration Statement submitted to the SEC on April 26, 2012, File No. 811-04415.